         As filed with the Securities and Exchange Commission on August 30, 1996
                                                 Registration No. 33-___________

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                        COOPER & CHYAN TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Is Charter)

         DELAWARE                                           77-0409778
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)


                          1601 SOUTH DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA  95014
                    (Address of Principal Executive Offices)

                         UNICAD, INC. STOCK OPTION PLAN
                            (Full Title of the Plan)

                                JOHN R. HARDING
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        COOPER & CHYAN TECHNOLOGY, INC.
                          1601 SOUTH DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA  95014
                                 (408) 366-6966
           (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                            Richard L. Dickson, Esq.
                               Tram T. Phi, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California  94306

                        CALCULATION OF REGISTRATION FEE


                                                          PROPOSED                    PROPOSED
                                      AMOUNT               MAXIMUM                     MAXIMUM              AMOUNT OF
TITLE OF SECURITIES TO BE              TO BE            OFFERING PRICE                AGGREGATE           REGISTRATION
     REGISTERED                      REGISTERED           PER SHARE                 OFFERING PRICE             FEE
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par              71,273(1)             $0.1737(2)                 $12,377.56(3)            $100.00
 value per share
- ----------------------------------------------------------------------------------------------------------------------------------

   (1) Shares of Registrant's Common Stock issuable upon exercise of outstanding options as of August 28, 1996 under the Stock Option Plan for the benefit of employees of, and other service providers to, Registrant's wholly owned subsidiary.
   (2) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).
   (3) Actual Aggregate Offering Price based upon the number and exercise prices of all outstanding options.

       This Registration Statement, including exhibits, consists of 31 sequentially numbered pages. The Exhibit Index appears on sequentially numbered page 9.

                        COOPER & CHYAN TECHNOLOGY, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
- ------   ---------------------------------------

              The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

              (a) The Registrant's latest Annual Report on Form 10-K, file number 0-26750, filed on March 29, 1996, pursuant to
                     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which contains audited financial statements for the Registrant's fiscal year ended December 31, 1995.

              (b)(1) The Registrant's Quarterly Report on Form 10-Q filed on May
                     13, 1996, filed pursuant to Section 13 or 15(d) of the Exchange Act, which contains unaudited financial statements for the Registrant's quarter ended March 31, 1996.

              (b)(2) The Registrant's Quarterly Report on Form 10-Q filed on
                     August 14, 1996, filed pursuant to Section 13 or 15(d) of the Exchange Act, which contains unaudited financial statements for the Registrant's six months ended June 30, 1996.

              (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
- -------  -------------------------

              Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
- ------   --------------------------------------

              Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
- ------   -----------------------------------------

              As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that:
(i) the Registrant is required to indemnify and hold harmless its directors and officers to the fullest extent permitted by law in any action, suit or proceeding (a "proceeding"); provided that the Registrant shall indemnify any such person seeking indemnity in connection with a proceeding initiated by such person only if such proceeding was authorized by its Board of Directors, (ii) the Registrant is required to pay all expenses incurred by a director or officer in defending a proceeding in advance of its final disposition; provided that if the Delaware General Corporation Law so requires, such advance payments shall only be made if such director or officer delivers an undertaking to the Registrant to repay all amounts so advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified; provided further, that the Registrant shall not be required to advance any expenses to a person against whom the Registrant directly brings a claim, in a proceeding, alleging that such person has breached his or her duty of loyalty to the Registrant, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction; (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is free at its discretion to indemnify or advance expenses to persons whom the Registrant is not obligated to indemnify or advance expenses to under the Bylaws; (iv) the Board of Directors is authorized to cause the Registrant to enter into indemnification agreements with any director, officer, employee or agent of the Registrant; and (v) the Registrant may not retroactively amend, repeal or modify the Bylaw provisions relating to indemnity.

              The Registrant's policy is to enter into indemnity agreements with each of its directors and officers. The indemnity agreements provide that the Registrant must maintain in effect directors' and officers' liability insurance, unless such insurance is not available on reasonable terms. The indemnity agreements also provide that directors and officers shall be indemnified against any and all expenses and liabilities of any type whatsoever, including judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement actually and reasonably incurred by them in any proceeding other than derivative actions by or in the right of the Registrant. The indemnity agreements provide that in the case of any derivative actions, directors and officers shall be indemnified against any expenses and amounts paid in settlement actually and reasonably incurred by them; except that no indemnification is available if a director or officer is finally adjudged to be liable to the Registrant by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his or her duty to the Registrant, unless the Court of Chancery or the court in which the derivative action was brought determines that despite the adjudication of liability the circumstances of the case indicate that such person is entitled to indemnity in the amount the court deems proper. The indemnity agreements require a director or officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or officer is not entitled to be indemnified for such expenses under his or her indemnity agreement, the Registrant's Certificate of Incorporation or Bylaws, the General Corporation Law of Delaware, or otherwise. The indemnity agreements provide that it is not exclusive of any rights a director or officer may have under any provision of law, the Registrant's Certificate of Incorporation or Bylaws, the vote of the Registrant's stockholders or disinterested directors, other agreements or otherwise.

              The Registrant will not be obligated pursuant to the indemnity agreements to indemnify or advance expenses to a director or officer with respect to proceedings or claims: (i) initiated by the director or officer and not by way of defense, except with respect to proceedings authorized by the Board of Directors or brought to establish or enforce a right to indemnification under the agreement, Bylaws or charter documents of the Registrant, or any law or statute; (ii) initiated by the director or officer to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions of the director or officer was frivolous or not made in good faith; or (iii) brought by the Registrant against the director or officer for willful misconduct, unless a court of competent jurisdiction determines that each of such claims was frivolous or not made in good faith. The Registrant also will not be obligated pursuant to the agreements to indemnify or advance expenses to a director of officer: (i) for any amounts paid in settlement of a proceeding unless the Registrant consents in advance to such settlement; (ii) on account of any suit in which judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale by the director or officer of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934 or similar provisions of any federal, state or local statutory law or in any situation which is contrary to any undertaking given by the Registrant to the Securities and Exchange Commission; (iii) on account of conduct by the director or officer from which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (iv) on account of conduct by the director or officer from which he or she derived an improper personal benefit; (v) on account of conduct that constituted a breach of the director's or officer's duty of loyalty to the Registrant or its stockholders; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

              The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and officers, may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

              As authorized by the Registrant's Bylaws, the Registrant, with approval by the Registrant's Board of Directors, applied for, and obtained, directors and officers liability insurance with a per claim and annual aggregate coverage limit of $5,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
- ------   -----------------------------------

              Not applicable.


ITEM 8.  EXHIBITS.
- ------   --------
         4.01      UniCAD, Inc. Stock Option Plan assumed by the Registrant in connection with the acquisition of UniCAD.

         4.02      Form of Stock Option Grant for use in connection with the UniCAD,
                   Inc. Stock Option Plan.

         4.03 Form of Shareholders' Agreement for use in connection with the UniCAD, Inc. Stock Option Plan.

         4.04 Form of Cooper & Chyan Technology, Inc. Stock Option Grant evidencing assumed UniCAD options.

         4.05      Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration
                   Statement on Form S-1 (No. 33-96640) originally filed on
                   September 6, 1995, and as subsequently amended on October 30,
                   1995 (the "Form S-1")).

         4.06      Registrant's Certificate of Designation of Series A Preferred
                   Stock filed with the Secretary of State of Delaware on August 24,
                   1995 (incorporated herein by reference to Exhibit 3.02 of the
                   Form S-1).

         4.07      Registrant's Certificate of Elimination of Series A Preferred
                   Stock filed with the Secretary of State of Delaware (incorporated herein by reference to Exhibit 3.04 of Registrant's Form 10-K filed on March 29, 1996).

         4.08      Registrant's Bylaws (incorporated herein by reference to Exhibit
                   3.03 of the Form S-1).

         5.01      Opinion of Fenwick & West LLP.

         23.01     Consent of Ernst & Young LLP, independent Public Accountants.

         23.02     Consent of Fenwick & West LLP (included in Exhibit 5.01).

         24.01     Power of Attorney (see page 8).


ITEM 9.  UNDERTAKINGS.
- ------   ------------

              The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---- ----
thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---------

                     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in
Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 30th day of August, 1996.


                                    COOPER & CHYAN TECHNOLOGY, INC.


                                    By:   /s/ Robert D. Selvi
                                          -------------------------
                                          Robert D. Selvi
                                          Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John R. Harding and Robert D. Selvi, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                              TITLE                               DATE
        ---------                              -----                               ----

PRINCIPAL EXECUTIVE OFFICER:

/s/ John R. Harding
- -------------------------         President, Chief Executive Officer            August 30, 1996
John R. Harding                   and Director

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

/s/ Robert D. Selvi
- -------------------------         Vice President and Chief Financial            August 30, 1996
Robert D. Selvi                   Officer

ADDITIONAL DIRECTORS:

/s/ David Chyan
- -------------------------         Executive Vice President, Product             August 30, 1996
David Chyan                       Development and Director

/s/ John F. Cooper
- -------------------------         Chairman of the Board and Chief               August 30, 1996
John F. Cooper                    Technical Officer

/s/ Mary I. Cooper
- -------------------------         Vice President, Administration,               August 30, 1996
Mary I. Cooper                    Secretary and Director


- -------------------------         Director                                      August __, 1996
James Fiebiger


- -------------------------         Director                                      August __, 1996
Yoshikazu Hori

                                 EXHIBIT INDEX
                                 -------------

                                                                                                Numbered
Exhibit No.               Description                                                             Page
- ----------                -----------                                                             ----
   4.01      UniCAD, Inc. Stock Option Plan assumed by the Registrant in connection with the acquisition of UniCAD.

   4.02      Form of Stock Option Grant for use in connection with the UniCAD, Inc.
             Stock Option Plan.

   4.03      Form of Shareholders' Agreement for use in connection with the UniCAD,
             Inc. Stock Option Plan.

   4.04 Form of Cooper & Chyan Technology, Inc. Stock Option Grant evidencing assumed UniCAD options.

   4.05      Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement on Form S-1
             (No. 33-96640) originally filed on September 6, 1995, and as subsequently amended on October 30, 1995 (the "Form S-1")).

   4.06      Registrant's Certificate of Designation of Series A Preferred Stock filed with the Secretary of State of Delaware on August 24, 1995 (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

   4.07      Registrant's Certificate of Elimination of Series A Preferred Stock filed with the Secretary of State of Delaware (incorporated herein by reference to
             Exhibit 3.04 of Registrant's Form 10-K filed on March 29, 1996).

   4.08      Registrant's Bylaws (incorporated herein by reference to Exhibit 3.03 of the
             Form S-1).

   5.01      Opinion of Fenwick & West LLP.

   23.01     Consent of Ernst & Young LLP, independent Public Accountants.

   23.02     Consent of Fenwick & West LLP (included in Exhibit 5.01).

   24.01     Power of Attorney (see page 8).
